UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

July 14, 2023

Date of report (Date of earliest event reported)

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11455 El Camino Real, Suite 250 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 369-7100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00000002 par value	MEIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on April 13, 2020, MEI Pharma, Inc. (the “Company”) entered into a License, Development and Commercialization Agreement (the “Original Agreement”) with Kyowa Kirin Co., Ltd. (formerly known as Kyowa Hakko Kirin Co., Ltd.) (“Kyowa Kirin”), effective as of April 13, 2020 (the “Effective Date”). Pursuant to the terms of the Original Agreement, the Company and Kyowa Kirin had agreed to terminate the License, Development and Commercialization Agreement dated October 31, 2018 (the “JP Agreement”) and to expand the scope of the JP Agreement to collaborate on the development, manufacturing and commercialization of ME-401 globally in accordance with the Original Agreement.

On July 14, 2023, the Company and Kyowa Kirin entered into a Termination Agreement (the “Termination Agreement”) to mutually terminate the Original Agreement, effective July 14, 2023, and all other related agreements between the parties. Pursuant to the Termination Agreement:

•

the Company regained full, global rights to develop, manufacture and commercialize ME-401, subject to Kyowa Kirin’s limited rights to use ME-401 for “compassionate use” (as more specifically defined in the Termination Agreement) in certain expanded access programs for the existing patients who have been enrolled in Japanese clinical trial sponsored by Kyowa Kirin until November 30, 2027 and for which Kyowa Kirin is fully liable;

•	each party released the other party from any and all claims, demands, etc. arising from the Original Agreement, excluding certain surviving claims; and

•	the Company is obligated to deliver a discrete quantity of materials to facilitate Kyowa Kirin’s activities.

The foregoing description of the terms of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference and attached hereto as Exhibit 10.1.

Item 8.01.	Other Events

On July 19, 2023, the Company issued a press release reminding shareholders to vote FOR the pending transaction with Infinity Pharmaceuticals, Inc. (Nasdaq: INFI) in connection with the Company’s special meeting on July 23, 2023.

The press release is included herein as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Termination Agreement, by and between MEI Pharma, Inc. and Kyowa Kirin Co., Ltd. (formerly known as Kyowa Hakko Kirin Co., Ltd.) dated as of July 14, 2023

99.1	Press Release of the Company dated July 19, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

Date: July 19, 2023	By:	/s/ David M. Urso
David M. Urso
Chief Executive Officer